Exhibit 99.1
F.N.B. CORPORATION REPORTS THIRD QUARTER 2008 EARNINGS
Hermitage, PA — October 23, 2008 — F.N.B. Corporation (NYSE: FNB), a diversified financial services company, today reported financial results for the third quarter of 2008. Net income increased to $23.5 million, or $0.27 per diluted share, compared to $14.5 million, or $0.17 per diluted share, in the second quarter of 2008. Net income for the third quarter of 2007 totaled $17.6 million, or $0.29 per diluted share. For the third quarter of 2008, the Corporation’s return on average tangible equity was a strong 25.7%, its return on average equity was 10.0%, its return on average tangible assets was 1.28% and its return on average assets was 1.13%.
“We are pleased to deliver a solid quarter in this period of economic stress. Our results reflect the successful balancing of our growth initiatives with our strong risk management practices,” said Bob New, President and Chief Executive Officer of F.N.B. Corporation. “The strong organic growth we experienced in loans, deposits and treasury management balances demonstrates that we continue to win in the marketplace. We have benefited from a flight to quality given the disruption in the banking industry and amongst some of our key competitors in our markets.”
Bob New added, “We are particularly proud to have achieved record levels of assets at $8.5 billion and shareholders’ equity at $1.0 billion. These levels further demonstrate the strength of our company and businesses.”
Third Quarter 2008 Results
During the third quarter, F.N.B. Corporation completed the acquisition of Iron and Glass Bancorp, Inc., which bolstered the Corporation’s existing presence in Pittsburgh. The transaction added a $167 million loan portfolio, $254 million in deposits and total assets of $310 million as of August 16, 2008.
Average loans increased 3.1%, or 12.2% on an annualized basis, compared to the second quarter of 2008. Excluding the effects of the Iron and Glass acquisition, average loan balances would have increased 1.6%, or 6.6% on an annualized basis, compared to the second quarter. Organic loan growth was primarily driven by increases in commercial, indirect auto and home equity lending. Commercial and consumer lending growth reflect the continued execution of our strategies. The increase in the indirect loan portfolio reflects the benefit from a weakening of competitors in the automobile finance market that provided the Corporation with an opportunity to increase balances with improved pricing, while maintaining strong underwriting standards.

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Average deposits and treasury management balances increased 4.2%, or 16.9% on an annualized basis, compared to the second quarter of 2008. Excluding the effects of the Iron and Glass acquisition, the growth rate would have been 2.1%, or 8.6% on an annualized basis, compared to the second quarter. Organic growth occurred across all categories with business accounts and treasury management leading the way.
Net interest income totaled $70.5 million for the third quarter of 2008 and increased 4.9%, or 19.6% annualized, from the prior quarter. In addition to the growth in loans and deposits, the net interest margin improved to 3.97%, compared to 3.92% in the second quarter of 2008 and 3.73% in the third quarter of 2007. The wider margin reflects slightly better pricing during the quarter and a 3 basis point benefit from returning certain previously non-accruing loans to accrual status based on sustained payment performance.
Non-interest income totaled $28.2 million for the third quarter of 2008 and increased 2.8%, or 11.3% annualized, compared to the prior quarter. In addition to Omega merger impacts in the second quarter, the largest difference between the two quarters was $1.1 million related to investments in bank stocks. The second quarter of 2008 included a net loss of $0.4 million on securities and the quarter comparison benefited from a $0.7 million mark-to-market improvement in a limited partnership that invests in bank stocks. Non-interest income represented 29% of net revenue for the third quarter of 2008.
Non-interest expense totaled $57.9 million for the third quarter of 2008 and decreased 6.6%, or 26.3% on an annualized basis, compared to the prior quarter. Continued strong expense control and efficiencies from the Omega acquisition benefited the quarter comparison. The third quarter expenses included approximately $1.6 million in merger and Iron and Glass related operating expenses, while the second quarter included $3.6 million in Omega merger costs. The efficiency ratio improved to 56.5% in the third quarter of 2008, compared to 64.3% in the second quarter of 2008 and 57.4% in the third quarter of 2007.
The Corporation recorded a provision for loan losses of $6.5 million in the third quarter of 2008, representing an improvement of $4.5 million, or 40.7%, from the prior quarter. The current quarter’s provision for loan losses covered annualized net charge-offs of 30 basis points, good loan growth and changes in credit quality. The annualized net charge-off ratio was stable with the second quarter and the ending allowance for loan losses to total loans was 1.27%, representing a 1 basis point decrease compared to the second quarter.
During the quarter the Corporation placed two larger credits on non-accrual and transferred one non-accruing loan to OREO. These actions resulted in a $21.1 million net increase in non-performing assets to $92.2 million at quarter’s end. Non-performing assets to loans and OREO was 1.57% at the end of the third quarter, representing an increase from 1.27% at the end of the second quarter. Overall asset quality conditions in the Corporation’s Pennsylvania and Ohio markets continue to be good with non-performing assets less than 1% of those loans and OREO. The economic environment in Florida continues to be weak. While the

F.N.B. Corporation Page 3 of 5
Florida loan portfolio represents only 5% of total loans, Florida’s non-performing assets represent 38%, or $35.0 million, of the Corporation’s total non-performing assets.
The Corporation’s capital ratios continue to exceed federal bank regulatory agency “well capitalized” thresholds. The merger with Iron and Glass, completed in the third quarter, included cash in the consideration and resulted in a planned 20 basis point decrease to a 7.97% leverage ratio and 21 basis point decrease to a 5.00% tangible equity ratio. Both of these ratios have improved over the December 31, 2007 levels of 7.47% for the leverage ratio and 4.85% for the tangible equity ratio. Shareholders’ equity totaled $971.1 million at September 30, 2008, or $10.83 per common share, compared to $919.5 million, or $10.69 per common share, at June 30, 2008. Tangible book value was $4.39 per common share as of September 30, 2008, compared to $4.58 per common share at June 30, 2008.
Year-to-Date Results
For the nine months ended September 30, 2008, F.N.B. Corporation’s net income totaled $54.5 million, or $0.70 per diluted share, compared to $52.6 million, or $0.87 per diluted share for the same period of 2007. On a year-to-date basis, the Corporation’s return on tangible equity totaled 20.9%, its return on equity was 9.0%, its return on tangible assets was 1.09% and its return on assets was 0.98%.
Net interest income, on a fully taxable equivalent basis, increased 26.2% over the same period of 2007, reflecting 22.7% growth in average loans resulting from organic growth and the acquisitions of Omega and Iron and Glass. Average deposits and treasury management balances grew 22.8% over the same period of 2007. Net interest margin for the nine months ended September 30, 2008 increased to 3.88%, up 15 basis points compared to the same period a year ago.
Non-interest income increased 27.7% for the first nine months of 2008, compared to the same period last year. Non-interest income was 29% of net revenue for the nine months ended September 30, 2008. Non-interest expense increased 31.4% compared to the first nine months of 2007.
The efficiency ratio totaled 60.2% for the nine months ended September 30, 2008, compared to 58.0% for the same period of 2007. The increase reflects the negative impact of $4.5 million in merger-related costs incurred this year. Excluding these costs, the efficiency ratio would have been 58.4% for the first nine months of 2008, up slightly from 58.0% for the same period last year.
The provision for loan losses increased $13.6 million compared to the year-ago period, largely reflecting additional provisions for the Florida loan portfolio and the effect of organic growth in the Corporation’s total loan portfolio.

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Conference Call
F.N.B. Corporation will host its regularly scheduled quarterly conference call to discuss results for the third quarter of 2008 on Friday, October 24, at 8:00 A.M. Eastern Daylight Time. Hosting the call will be Bob New, President and Chief Executive Officer, and Brian Lilly, Chief Financial Officer.
The call can be accessed via the telephone by dialing (866) 575-6537 or (913) 312-0865 for international callers; the confirmation number is 5054046.
A replay of the call will be available from 11:00 A.M. Eastern Daylight Time on the day of the call until midnight Eastern Daylight Time on Friday, October 31, 2008. The replay can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the confirmation number is 5054046. A transcript of the call will be posted to the “Shareholder and Investor Relations” section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.
About F.N.B. Corporation
F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $8.5 billion as of September 30, 2008. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and Bank Capital Services. It also operates consumer finance offices in Tennessee and loan production offices in Pennsylvania, Ohio, Tennessee and Florida.
Mergent Inc., a leading provider of business and financial information about publicly traded companies, has recognized F.N.B. Corporation as a Dividend Achiever. This annual recognition is based on F.N.B. Corporation’s outstanding record of increased dividend performance. F.N.B. Corporation has consistently increased dividend payments for 35 consecutive years.
The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB”. Investor information is available on F.N.B. Corporation’s Web site at www.fnbcorporation.com.

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Forward-looking Statements
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission. F.N.B. Corporation undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.
# # #
Analyst/Institutional Investor Contact:
Frank Milano 203-682-8343
frank.milano@icrinc.com
Media Contact:
Jennifer Reel 724-983-4856
724-699-6389 (cell)
DATA SHEETS TO FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				3rd Qtr 2008 -	3rd Qtr 2008 -
	2008		2007	2nd Qtr 2008	3rd Qtr 2007
	Third	Second	Third	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Statement of earnings
Interest income	$108,801	$105,297	$93,949	3.3	15.8
Interest expense	39,896	39,740	44,791	0.4	-10.9

Net interest income	68,905	65,557	49,158	5.1	40.2
Taxable equivalent adjustment	1,569	1,608	1,169	-2.4	34.2

Net interest income (FTE)	70,474	67,165	50,327	4.9	40.0
Provision for loan losses	6,514	10,976	3,776	-40.7	72.5

Net interest income after provision (FTE)	63,960	56,189	46,551	13.8	37.4

Service charges	15,002	14,860	10,286	1.0	45.8
Insurance commissions and fees	3,959	4,183	3,301	-5.4	19.9
Securities commissions and fees	2,010	2,098	1,595	-4.2	26.1
Trust income	3,215	3,575	2,109	-10.1	52.4
Gain (loss) on sale of securities	9	(415)	(7)	-102.2	-224.6
Gain on sale of loans	477	530	455	-10.0	4.9
Other	3,561	2,625	1,943	35.7	83.3

Total non-interest income	28,233	27,456	19,682	2.8	43.4

Salaries and employee benefits	29,707	32,320	22,030	-8.1	34.8
Occupancy and equipment	8,772	9,128	6,867	-3.9	27.7
Amortization of intangibles	2,162	1,219	1,099	77.3	96.7
Other	17,270	19,347	11,282	-10.7	53.1

Total non-interest expense	57,911	62,014	41,278	-6.6	40.3

Income before income taxes	34,282	21,631	24,955	58.5	37.4
Taxable equivalent adjustment	1,569	1,608	1,169	-2.4	34.2
Income taxes	9,208	5,518	6,162	66.9	49.4
Net income	$23,505	$14,505	$17,624	62.0	33.4

Earnings per share
Basic	$0.27	$0.17	$0.29	58.8	-6.9
Diluted	$0.27	$0.17	$0.29	58.8	-6.9

Performance ratios
Return on average equity	9.99%	6.26%	12.96%
Return on tangible equity (1)	25.69%	14.34%	26.31%
Return on average assets	1.13%	0.73%	1.15%
Return on tangible assets (2)	1.28%	0.82%	1.25%
Net interest margin (FTE)	3.97%	3.92%	3.73%
Yield on earning assets (FTE)	6.20%	6.24%	7.03%
Cost of funds	2.50%	2.61%	3.68%
Efficiency ratio (FTE) (3)	56.48%	64.25%	57.39%

Common stock data
Average basic shares outstanding	87,291,008	85,632,970	60,154,574	1.9	45.1
Average diluted shares outstanding	87,575,154	86,053,694	60,640,486	1.8	44.4
Ending shares outstanding	89,634,163	86,025,842	60,555,834	4.2	48.0
Book value per common share	$10.83	$10.69	$8.94	1.4	21.1
Tangible book value per common share	$4.39	$4.58	$4.61	-4.1	-4.6
Dividend payout ratio	91.24%	142.62%	82.47%
(1)	Return on tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.

(2)	Return on tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.

(3)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(4)	Treasury management accounts are included in short-term borrowings on the balance sheet.

(5)	Certain prior period amounts have been reclassified to conform to the current period presentation.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Nine Months
	Ended September 30,
			Percent
	2008	2007	Variance
Statement of earnings
Interest income	$302,623	$276,056	9.6
Interest expense	119,196	130,629	-8.8

Net interest income	183,427	145,427	26.1
Taxable equivalent adjustment	4,440	3,456	28.5

Net interest income (FTE)	187,867	148,883	26.2
Provision for loan losses	21,073	7,461	182.4

Net interest income after provision (FTE)	166,794	141,422	17.9

Service charges	40,048	30,116	33.0
Insurance commissions and fees	12,064	10,950	10.2
Securities commissions and fees	5,628	4,521	24.5
Trust income	9,014	6,389	41.1
Gain (loss) on sale of securities	338	1,037	-67.4
Gain on sale of loans	1,458	1,181	23.5
Other	9,307	6,779	37.3

Total non-interest income	77,857	60,973	27.7

Salaries and employee benefits	87,283	65,771	32.7
Occupancy and equipment	24,831	20,996	18.3
Amortization of intangibles	4,454	3,305	34.7
Other	47,720	34,924	36.6

Total non-interest expense	164,288	124,996	31.4

Income before income taxes	80,363	77,399	3.8
Taxable equivalent adjustment	4,440	3,456	28.5
Income taxes	21,422	21,327	0.4

Net income	$54,501	$52,616	3.6

Earnings per share
Basic	$0.70	$0.88	-20.5
Diluted	$0.70	$0.87	-19.5

Performance ratios
Return on average equity	9.04%	13.04%
Return on tangible equity (1)	20.91%	26.63%
Return on average assets	0.98%	1.17%
Return on tangible assets (2)	1.09%	1.27%
Net interest margin (FTE)	3.88%	3.73%
Yield on earning assets (FTE)	6.34%	7.00%
Cost of funds	2.75%	3.64%
Efficiency ratio (FTE) (3)	60.15%	57.99%

Common stock data
Average basic shares outstanding	77,749,543	60,129,145	29.3
Average diluted shares outstanding	78,112,070	60,631,788	28.8
Ending shares outstanding	89,634,163	60,555,834	48.0
Book value per common share	$10.83	$8.94	21.1
Tangible book value per common share	$4.39	$4.61	-4.6
Dividend payout ratio	104.07%	81.57%
(1)	Return on tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.

(2)	Return on tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.

(3)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(4)	Treasury management accounts are included in short-term borrowings on the balance sheet.

(5)	Certain prior period amounts have been reclassified to conform to the current period presentation.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				3rd Qtr 2008 -	3rd Qtr 2008 -
	2008		2007	2nd Qtr 2008	3rd Qtr 2007
	Third	Second	Third	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Total assets	$8,265,506	$7,989,171	$6,078,664	3.5	36.0
Earning assets	7,089,681	6,884,173	5,377,543	3.0	31.8
Securities	1,304,035	1,238,662	1,030,999	5.3	26.5
Loans, net of unearned income	5,766,959	5,594,922	4,341,123	3.1	32.8
Allowance for loan losses	73,656	68,308	51,670	7.8	42.6
Goodwill and intangibles	550,673	503,598	263,184	9.3	109.2

Deposits and treasury management accounts (4)	6,381,969	6,121,908	4,717,121	4.2	35.3
Short-term borrowings	145,960	127,630	160,162	14.4	-8.9
Long-term debt	501,500	520,579	437,463	-3.7	14.6
Trust preferred securities	205,637	205,806	151,031	-0.1	36.2
Shareholders’ equity	936,452	932,530	539,698	0.4	73.5

Asset quality data
Non-accrual loans	$74,161	$58,215	$21,346	27.4	247.4
Restructured loans	3,733	3,631	3,470	2.8	7.6

Non-performing loans	77,894	61,846	24,816	25.9	213.9
Other real estate owned	14,338	9,291	5,358	54.3	167.6

Non-performing assets	$92,232	$71,137	$30,174	29.7	205.7

Net loan charge-offs	$4,323	$4,132	$2,905	4.6	48.8
Allowance for loan losses	74,755	71,483	52,122	4.6	43.4

Non-performing loans / total loans	1.33%	1.10%	0.57%
Non-performing assets / total loans + OREO	1.57%	1.27%	0.69%
Allowance for loan losses / total loans	1.27%	1.28%	1.20%
Allowance for loan losses / non-performing loans	95.97%	115.58%	210.03%
Net loan charge-offs (annualized) / average loans	0.30%	0.30%	0.27%

Balances at period end
Total assets	$8,457,351	$8,095,880	$6,124,174	4.5	38.1
Earning assets	7,222,178	6,916,434	5,404,247	4.4	33.6
Securities	1,335,781	1,274,424	1,035,959	4.8	28.9
Loans, net of unearned income	5,876,041	5,606,409	4,358,604	4.8	34.8
Goodwill and intangibles	577,318	525,397	262,663	9.9	119.8

Deposits and treasury management accounts (4)	6,525,952	6,251,439	4,738,340	4.4	37.7
Short-term borrowings	179,287	137,970	197,032	29.9	-9.0
Long-term debt	496,650	505,244	433,691	-1.7	14.5
Trust preferred securities	205,555	205,724	151,031	-0.1	36.1
Shareholders’ equity	971,074	919,458	541,593	5.6	79.3

Capital ratios
Equity/assets (period end)	11.48%	11.36%	8.84%
Leverage ratio	7.97%	8.17%	7.43%
Tangible equity/tangible assets (period end)	5.00%	5.21%	4.76%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months
	Ended September 30,
			Percent
	2008	2007	Variance
Average balances
Total assets	$7,455,911	$6,037,115	23.5
Earning assets	6,465,910	5,335,797	21.2
Securities	1,183,867	1,034,972	14.4
Loans, net of unearned income	5,258,391	4,285,334	22.7
Allowance for loan losses	65,129	52,217	24.7
Goodwill and intangibles	438,832	264,462	65.9

Deposits and treasury management accounts (4)	5,731,754	4,666,439	22.8
Short-term borrowings	148,215	139,538	6.2
Long-term debt	499,671	468,483	6.7
Trust preferred securities	187,558	151,031	24.2
Shareholders’ equity	805,540	539,366	49.3

Asset quality data
Non-accrual loans	$74,161	$21,346	247.4
Restructured loans	3,733	3,470	7.6

Non-performing loans	77,894	24,816	213.9
Other real estate owned	14,338	5,358	167.6

Non-performing assets	$92,232	$30,174	205.7

Net loan charge-offs	$11,448	$7,935	44.3
Allowance for loan losses	74,755	52,122	43.4

Non-performing loans / total loans	1.33%	0.57%
Non-performing assets / total loans + OREO	1.57%	0.69%
Allowance for loan losses / total loans	1.27%	1.20%
Allowance for loan losses / non-performing loans	95.97%	210.03%
Net loan charge-offs (annualized) / average loans	0.29%	0.25%

Balances at period end
Total assets	$8,457,351	$6,124,174	38.1
Earning assets	7,222,178	5,404,247	33.6
Securities	1,335,781	1,035,959	28.9
Loans, net of unearned income	5,876,041	4,358,604	34.8
Goodwill and intangibles	577,318	262,663	119.8

Deposits and treasury management accounts (4)	6,525,952	4,738,340	37.7
Short-term borrowings	179,287	197,032	-9.0
Long-term debt	496,650	433,691	14.5
Trust preferred securities	205,555	151,031	36.1
Shareholders’ equity	971,074	541,593	79.3

Capital ratios
Equity/assets (period end)	11.48%	8.84%
Leverage ratio	7.97%	7.43%
Tangible equity/tangible assets (period end)	5.00%	4.76%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				3rd Qtr 2008 -	3rd Qtr 2008 -
	2008		2007	2nd Qtr 2008	3rd Qtr 2007
	Third	Second	Third	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Loans:
Commercial	$3,142,018	$3,040,881	$2,208,612	3.3	42.3
Direct installment	1,099,102	1,100,593	947,158	-0.1	16.0
Consumer LOC	314,992	299,710	244,975	5.1	28.6
Residential mortgages	655,719	651,728	480,702	0.6	36.4
Indirect installment	493,648	447,012	440,686	10.4	12.0
Other	61,480	54,998	18,990	11.8	223.8

Total loans	$5,766,959	$5,594,922	$4,341,123	3.1	32.8

Deposits:
Non-interest bearing deposits	$907,146	$870,592	$642,197	4.2	41.3
Savings and NOW	2,826,205	2,660,157	2,065,469	6.2	36.8
Certificates of deposit and other time deposits	2,250,043	2,223,657	1,739,083	1.2	29.4

Total deposits	5,983,394	5,754,406	4,446,749	4.0	34.6
Treasury management accounts (4)	398,575	367,502	270,372	8.5	47.4

Total deposits and treasury management accounts (4)	$6,381,969	$6,121,908	$4,717,121	4.2	35.3

Balances at period end
Loans:
Commercial	$3,228,768	$3,034,558	$2,234,236	6.4	44.5
Direct installment	1,095,115	1,102,654	948,986	-0.7	15.4
Consumer LOC	325,284	307,881	245,627	5.7	32.4
Residential mortgages	647,259	638,972	469,587	1.3	37.8
Indirect installment	514,007	464,825	440,812	10.6	16.6
Other	65,608	57,519	19,356	14.1	238.9

Total loans	$5,876,041	$5,606,409	$4,358,604	4.8	34.8

Deposits:
Non-interest bearing deposits	$939,561	$901,120	$659,352	4.3	42.5
Savings and NOW	2,888,899	2,780,685	2,090,065	3.9	38.2
Certificates of deposit and other time deposits	2,313,397	2,196,859	1,734,767	5.3	33.4

Total deposits	6,141,857	5,878,664	4,484,184	4.5	37.0
Treasury management accounts (4)	384,096	372,775	254,156	3.0	51.1

Total deposits and treasury management accounts (4)	$6,525,953	$6,251,439	$4,738,340	4.4	37.7

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months
	Ended September 30,
			Percent
	2008	2007	Variance
Average balances
Loans:
Commercial	$2,828,570	$2,162,342	30.8
Direct installment	1,044,462	927,897	12.6
Consumer LOC	288,945	249,083	16.0
Residential mortgages	592,771	485,446	22.1
Indirect installment	444,399	441,459	0.7
Other	59,244	19,107	210.1

Total loans	$5,258,391	$4,285,334	22.7

Deposits:
Non-interest bearing deposits	$793,836	$636,482	24.7
Savings and NOW	2,512,017	2,018,557	24.4
Certificates of deposit and other time deposits	2,072,524	1,751,110	18.4

Total deposits	5,378,377	4,406,149	22.1
Treasury management accounts (4)	353,377	260,290	35.8

Total deposits and treasury management accounts (4)	$5,731,754	$4,666,439	22.8

Balances at period end
Loans:
Commercial	$3,228,768	$2,234,236	44.5
Direct installment	1,095,115	948,986	15.4
Consumer LOC	325,284	245,627	32.4
Residential mortgages	647,259	469,587	37.8
Indirect installment	514,007	440,812	16.6
Other	65,608	19,356	238.9

Total loans	$5,876,041	$4,358,604	34.8

Deposits:
Non-interest bearing deposits	$939,561	$659,352	42.5
Savings and NOW	2,888,899	2,090,065	38.2
Certificates of deposit and other time deposits	2,313,397	1,734,767	33.4

Total deposits	6,141,857	4,484,184	37.0
Treasury management accounts (4)	384,096	254,156	51.1

Total deposits and treasury management accounts (4)	$6,525,953	$4,738,340	37.7